Exhibit 1.1
GSC Holdings Corp.
GameStop, Inc.
$300,000,000 Senior Floating Rate Notes Due 2011
$650,000,000 8.0% Senior Notes Due 2012
PURCHASE AGREEMENT
September 21, 2005
CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER &
     SMITH INCORPORATED
c/o CITIGROUP GLOBAL MARKETS INC.
     388 Greenwich Street
     New York, New York 10013
Ladies and Gentlemen:
          GSC HOLDINGS CORP., a Delaware corporation (the “Company”), GAMESTOP, INC., a Minnesota corporation (“GameStop” and, together with the Company, the “Issuers”), and each of the subsidiary guarantors (the “Initial Guarantors”) listed on Schedule I-A, hereby confirm their agreement with you as representatives (the “Representatives”) of the initial purchasers listed on Schedule II hereto (the “Initial Purchasers”), as set forth below.
          1. The Securities. Subject to the terms and conditions herein contained, the Issuers propose to sell to the Initial Purchasers $300,000,000 aggregate principal amount of the Issuers’ Senior Floating Rate Notes Due 2011 (the “Senior Floating Rate Notes”) and $650,000,000 aggregate principal amount of the Issuers’ 8.0% Senior Notes Due 2012 ( the “Senior Notes” and, together with the Senior Floating Rate Notes, the “Notes”). The Notes will be unconditionally guaranteed on an unsecured senior basis (i) on the Closing Date (as defined below) by the Initial Guarantors (the “Initial Guarantees”) and (ii) on the date of the consummation of the Mergers (as defined below) (the “Merger Date”) by each of the subsidiary guarantors (the “EB Guarantors” and, together with the Initial Guarantors, the “Guarantors”) listed on Schedule I-B (the “EB Guarantees” and, together with the Initial Guarantees, the “Guarantees”). The Guarantees and the Notes shall be collectively referred to as the “Securities”. The Securities will be issued under an indenture (the “Indenture”) dated as of September 28, 2005, by and among the Issuers, the Initial Guarantors and Citibank N.A., as trustee (the “Trustee”).
          The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers (as such term is defined under Rule 144A of the Securities Act (“Rule 144A”)) (each a “QIB”) in compliance with the exemption from registration provided by Rule 144A and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”).

          The Securities are being offered in connection with (i) the consummation of the mergers (the “Mergers”) contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 17, 2005, by and among the Company, GameStop Corp., GameStop, Cowboy Subsidiary LLC, Eagle Subsidiary LLC and Electronics Boutique Holdings Corp. and (ii) the Company’s entry into a new asset-based senior secured revolving credit facility (the “ABF Facility”) pursuant to an agreement by and among the Issuers, the Guarantors, affiliates of the Initial Purchasers and other lenders party thereto (the “ABF Agreement”). On the Closing Date (as defined in Section 3 hereof), there will be delivered to Citibank N.A., as escrow agent (the “Escrow Agent”) the Escrow Funds (as defined in Section 3 hereof).
          On the Closing Date, the Issuers, the Trustee and the Escrow Agent will enter into an escrow agreement (the “Escrow Agreement”), pursuant to which (i) the Initial Purchasers will deposit with the Escrow Agent in an escrow account (the “Escrow Account”) the gross proceeds of the offering of the Notes and (ii) the Issuers will deposit additional funds (the “Additional Funds”) such that the Additional Funds and the gross proceeds of the offering of the Notes are in an amount sufficient to redeem the Notes on the Special Mandatory Redemption Date (as such term will be defined in the Escrow Agreement) as set forth therein and in the Indenture and to pay accrued but unpaid interest on the Notes through such date. On a Business Day (the “Release Date”) on or before the Deadline (as defined below) that shall be designated by the Issuers, (a) the Escrow Funds (less the Discount (as defined below) and the Facility Commitment Fee (as defined below)) will be released (the “Release”) to the Issuers, to be used as described in the Final Memorandum (as defined below), (b) $13,555,000 shall be released to Citigroup Global Markets Inc. on behalf of the Initial Purchasers, with such dollar amount representing the Initial Purchasers’ fee relating to the offering of the Notes (the “Discount”) and (c) an amount equal to the Facility Commitment Fee (as defined in the facility fee letter (the “Fee Letter”), dated as of April 17, 2005, among GameStop Corp., Citicorp North America, Inc., Citigroup Global Markets Inc., Banc of America Securities LLC, Banc of America Bridge LLC, Merrill Lynch Capital Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated) shall be released to Citicorp North America, Inc. on behalf of itself and the other parties to the Fee Letter.
          If the conditions to Release are not satisfied on or before the earliest of (i) October 31, 2005 or (ii) the date of termination of the Merger Agreement (the earliest such date, the “Deadline”), then the Indenture will require that the Issuers redeem all of the Notes at 100% of their initial purchase price, plus accrued and unpaid interest thereon on a Business Day designated by the Issuers that is not more than 10 Business Days following the Deadline and the Release Date shall not occur.
          In connection with the sale of the Securities, the Issuers and the Guarantors have prepared a preliminary offering memorandum dated September 12, 2005 (the “Preliminary Memorandum”) and a final offering memorandum dated September 21, 2005, as supplemented or amended (the “Final Memorandum”; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a “Memorandum”) setting forth or including, among other things, a description of the terms of the Notes, the Guarantees, the terms of the offering of the Notes and a description of the Issuers and the Guarantors.

          The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, for so long as such Securities constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement and the Joinder Agreement (as defined below), the Issuers and the Guarantors will agree, among other things, to file a registration statement under the Securities Act with the Securities and Exchange Commission (the “Commission”) registering (i) an issue of senior floating rate notes and senior notes identical in all material respects to the Senior Floating Rate Notes and the Senior Notes, respectively (collectively, the “Exchange Notes”), to be offered in exchange for the Notes (such offer to exchange being referred to as the “Exchange Offer”), (ii) the guarantees of the Guarantors to be endorsed on the Exchange Notes and/or, if applicable, (iii) the Securities under a shelf registration statement pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement” and, together with (i) and (ii), each a “Registration Statement”).
          Concurrently with the consummation of the Mergers, the EB Guarantors shall enter into the Joinder Agreement, substantially in the form of Exhibit A (the “Joinder Agreement”) pursuant to which each of the EB Guarantors will observe and perform all of the rights, obligations and liabilities of a Guarantor as provided in this Agreement and the Registration Rights Agreement, and the EB Guarantors will execute a supplemental indenture to the Indenture (the “Supplemental Indenture”) pursuant to which they will become parties thereto, dated as of the Merger Date, by and among the EB Guarantors, the Issuers and the Trustee.
          2. Representations and Warranties of the Issuers and the Guarantors. The Issuers and the Guarantors represent and warrant to and agree with each of the Initial Purchasers that:
     (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, as of its date, does not, and at the Closing Date, as it may then be supplemented and amended, will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers and the Guarantors make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.
     (b) Neither the Issuers, any of the Guarantors nor their Affiliates, or any person acting on behalf of any of them (other than the Initial Purchasers as to which the Issuers and the Guarantors make no representation or warranty), has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

     (c) Neither the Issuers, any of the Guarantors nor their Affiliates, or any person acting on behalf of any of them (other than the Initial Purchasers as to which the Issuers and the Guarantors make no representation or warranty), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.
     (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.
     (e) The Issuers and the Guarantors have not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Issuers or the Guarantors (except as contemplated in this Agreement).
     (f) Neither the Issuers, any of the Guarantors nor their Affiliates, or any person acting on behalf of any of them (other than the Initial Purchasers as to which the Issuers and the Guarantors make no representation or warranty), has engaged in any “directed selling efforts” with respect to the Securities, and the Issuers and the Guarantors have complied with the “offering restrictions” requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.
     (g) No securities of the Issuers are of the same class (within the meaning of Rule 144A) as any of the Securities and (i) listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (ii) quoted in a U.S. automated inter-dealer quotation system.
     (h) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System.
     (i) (i) All of the outstanding shares of capital stock of the Issuers and each Guarantor that are corporations are duly authorized and validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights; and (ii) all of the outstanding shares of capital stock or other equity interests of the Company and of each of the subsidiaries of the Company immediately following the consummation of the Mergers (each a “Subsidiary” and together, the “Subsidiaries”) will be, upon consummation of the Mergers, free and clear of all liens, encumbrances, equities and claims, other than (A) as disclosed in the Final Memorandum and (B) the pledges of such capital stock or other equity interests made in connection with the ABF Agreement.
     (j) Each of the Issuers and the Guarantors has been duly incorporated or formed, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation and has all requisite corporate, limited liability company or partnership power and authority to own its properties and conduct its business as now conducted as described in the Final Memorandum; each of the Issuers and the Guarantors that is a corporation has been duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company and the Subsidiaries taken as a whole (any such event, a “Material Adverse Effect”).
     (k) Each Issuer and Guarantor has all requisite corporate, limited liability company or partnership power and authority to execute, deliver and perform each of their applicable obligations under the Securities. The Securities, when issued, will be in the form contemplated by the Indenture.
     (l) The Notes have been duly and validly authorized by the Issuers and, when executed by the Issuers, and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to the Initial Purchasers in accordance with the terms hereof, will constitute valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture, and enforceable against the Issuers in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (m) The Exchange Notes have been duly and validly authorized by the Issuers and, when issued and authenticated by the Trustee in accordance with the terms of the Indenture and delivered in accordance with the terms of the Registration Rights Agreement, will constitute valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture, and enforceable against the Issuers in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (n) The Guarantees have been duly and validly authorized by the Guarantors, and, when executed by the Guarantors, and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the Initial Purchasers in accordance with the terms hereof, will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture, and enforceable against each of the Guarantors in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (o) The guarantees of the Guarantors to be endorsed on the Exchange Notes (the “Exchange Guarantees”) have been duly and validly authorized by the Guarantors, and, when executed by the Guarantors, and authenticated by the Trustee in accordance with the terms of the Indenture and delivered in accordance with the terms of the Registration Rights Agreement, will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture, and enforceable against each of the Guarantors in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (p) The Issuers and the Guarantors have all requisite corporate, limited liability company or partnership power and authority to execute, deliver and perform their obligations under the Indenture. The Indenture has been duly and validly authorized by the Issuers and the Guarantors, and when executed and delivered by the Issuers and the Guarantors, and assuming the due authorization, execution and delivery by the Trustee, will constitute the valid and legally binding agreement of the Issuers and the Guarantors enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (q) The Issuers and the Guarantors have all requisite corporate, limited liability company or partnership power and authority, as the case may be, to execute, deliver and perform their applicable obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Issuers and the Guarantors and, when executed and delivered by the Issuers and the Guarantors, will constitute the valid and legally binding agreement of the Issuers and the Guarantors enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (r) The Issuers have all requisite corporate, limited liability company or partnership power and authority to execute, deliver and perform their applicable obligations under the Escrow Agreement. The Escrow Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers, will constitute the valid and legally binding agreement of the Issuers enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. If and when executed and delivered by the Issuers, the Escrow Agreement will be effective on that date to create in favor of the Trustee, for its benefit and the benefit of the holders of the Notes, a valid security interest in all rights of the Issuers in (a) such Escrow Account, (b) all “security entitlements” (as such term is defined in Section 8-102(a) of the Uniform Commercial Code of New York (“UCC”)) with respect to all “financial assets” (as such term is defined in Section 8-102(a) of the UCC) held in the Escrow Account and (c) all “proceeds” (as such term is defined in Section 9-102(a) of the UCC) of such security entitlements, in each case, securing the Notes. Such security interests will constitute first priority perfected security interests in the Collateral (as defined in the Escrow Agreement) free and clear of all liens and security interests, other than the liens and security interests granted under the Escrow Agreement.
     (s) The Issuers and the Guarantors have all requisite corporate, limited liability company or partnership power and authority, as the case may be, to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by each of the Issuers and the Guarantors. This Agreement has been duly executed and delivered by each of the Issuers and the Guarantors.
     (t) No consent, approval, authorization, filing with or order of any court or governmental agency or body, or third party is required for the issuance by the Issuers and the Guarantors of the Securities to the Initial Purchasers on the Closing Date, except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the offer and sale of the Securities and by federal and state securities laws with respect to the Issuers’ and Guarantors’ obligations under the Registration Rights Agreement. The execution, delivery and performance by the Issuers and the Guarantors of this Agreement, the Indenture and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the certificate of incorporation or bylaws (or limited liability company agreement, limited partnership agreement or similar organizational document in the case of limited liability companies and limited partnerships, as applicable) of the Issuers or the Guarantors, (ii) any statute, judgment, decree, order, rule or regulation applicable to the Issuers, the Guarantors or any of their respective properties or assets, or (iii) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of the Issuers or the Guarantors is a party or to which any of them or their respective properties or assets are subject (collectively, “Contracts”), except (A) in each case, that any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations and (B) in the case of clauses (ii) and (iii), for such breaches, violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (u) None of the Issuers or Guarantors are (i) in violation of its certificate of incorporation or bylaws (or limited liability company agreement, limited partnership agreement or similar organizational document in the case of limited liability companies and limited partnerships, as applicable), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to the Issuers, the Guarantors or any of their respective properties or assets, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contract, except (A) in each case, that any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations and (B) in the case of clauses (ii) and (iii), for such breaches, violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (v) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 hereof and compliance by the Initial Purchasers with their agreements hereunder, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to qualify the Indenture under the Trust Indenture Act of 1939, as amended.
     (w) The combined audited and unaudited historical financial statements included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the entities to which they relate at the dates and for the periods to which they relate (subject in the case of unaudited interim financial statements to normal year-end adjustments) and, with respect to the audited financial statements, have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise stated therein). The summary and selected financial data in the Final Memorandum present fairly in all material respects, on the basis stated in the Final Memorandum, the information shown therein and have been prepared on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. The assumptions used in preparing the pro forma financial statements included in the Final Memorandum provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions in all material respects, and the pro forma columns therein reflect the proper application of those adjustments in all material respects to the corresponding historical financial statement amounts.
     (x) To the knowledge of GameStop Corp. and its subsidiaries, BDO Seidman, LLP is an independent public accounting firm with respect to GameStop Corp. and its subsidiaries under Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretations and rulings. To the knowledge of Electronics Boutique Holdings Corp. and its subsidiaries, KPMG LLP is an independent public accounting firm with respect to Electronics Boutique Holdings Corp. and its subsidiaries under Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretations and rulings.
     (y) Except as set forth in the Final Memorandum, there is not pending or, to the knowledge of the Issuers and the Guarantors, threatened any action, suit, proceeding,

inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes or the consummation of the transactions contemplated hereby.
     (z) Since the date of the most recent financial statements appearing in the Final Memorandum, except as set forth therein and as contemplated by the Merger Agreement, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or Contracts (written or oral) which liabilities, obligations, transactions or Contracts would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) there shall not have been any change in the capital stock or long-term indebtedness of the Company or the Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (aa) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, and has paid all taxes shown as due thereon, except where the failure to file such returns or pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect. Other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary, as applicable, has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (bb) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuers and the Guarantors of the Securities.
     (cc) After giving effect to the Mergers, each of the Company and the Subsidiaries will have good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except (i) as described in the Final Memorandum, (ii) pursuant to the ABF Agreement, or (iii) or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. After giving effect to the Mergers, except as set forth in the Final Memorandum, the Company and the Subsidiaries will own or possess adequate licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses in the manner as described in the Final Memorandum, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (dd) Except as set forth in the Final Memorandum, except as would not, individually or in the aggregate, have a Material Adverse Effect (i) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (ii) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has been and is in compliance with all permits required under any applicable Environmental Laws and each of them is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or threatened against the Company or any of the Subsidiaries under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (v) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or any comparable state law, (vi) no property or facility of the Company or any of the Subsidiaries is (A) listed or proposed for listing on the National Priorities List under CERCLA or is (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.
     For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.
     (ee) Except as set forth in the Final Memorandum and as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect there is no strike, labor dispute or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Issuers and the Guarantors, threatened.

     (ff) Each of the Company and the Subsidiaries carries or is covered by insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties that insures against such losses and risks as is adequate in their respective business judgments to protect the value of their businesses.
     (gg) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its Subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its Subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its Subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its Subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.
     (hh) None of the Issuers or the Guarantors are, or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (ii) After giving effect to the issuance by the Company of shares of its capital stock pursuant to an effective registration statement on Form S-4 in connection with the Mergers as described in the Final Memorandum and contemplated by the Merger Agreement, the Company will be subject to Section 13 or Section 15(d) of the Exchange Act.
     (jj) The Securities will conform in all material respects to the descriptions thereof in the Final Memorandum.
     (kk) No holder of securities of the Issuers or the Guarantors will be entitled to have such securities registered under any Registration Statement required to be filed by the Issuers and the Guarantors pursuant to the Registration Rights Agreement other than as expressly permitted thereby.
     (ll) None of the Issuers or Guarantors has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

     (mm) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (nn) The statements in the Final Memorandum under the headings “Certain United States Federal Income Tax Consequences,” “Description of the Notes” and “Exchange Offer; Registration Rights” fairly summarize in all material respects the matters therein described.
     (oo) The Company has been advised by the NASD’s PORTAL Market that the Securities have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.
     (pp) None of the Company, its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its Subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (qq) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase from the Issuers, Notes in the respective amounts set forth on Schedule II hereto, at 98.125% of the principal amount of the Senior Floating Rate Notes and 97.468% of the principal amount of Senior Notes. An aggregate amount of $951,123,694.44 (the “Escrow Funds”) shall be deposited in the Escrow Account, representing (x) an amount equal to the gross proceeds of the offering of the Notes deposited by the Initial Purchasers, plus (y) an amount in excess of the gross proceeds in cash deposited by the Issuers, sufficient to redeem the Notes at a price equal to 100% of the principal amount of the Senior Floating Rate Notes and 98.688% of the principal amount of Senior Notes plus accrued and unpaid interest on the Senior Floating Rate Notes and Senior Notes at annual interest rates of 7.845% and 8%, respectively, to the 10th Business Day following the Deadline (the “Escrow Funds”). One or more certificates in global form for each of the Senior Floating Rate Notes and the Senior Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Issuers at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to or at the direction of the Initial Purchasers, against payment by or on behalf of the Initial Purchasers. Such delivery of the Notes shall be made at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY at 10:00 A.M., New York time, on September 28, 2005 or at such other place, time or date as the Initial Purchasers, on the one hand, and the Issuers, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.”
          4. Representations and Warranties of the Initial Purchasers; Resale by the Initial Purchasers.
     (a) The Initial Purchasers propose to make an offering of the Notes at the prices and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.
     (b) Each of the Initial Purchasers represents and warrants (as to itself only) that it is an “accredited investor” within the meaning of Regulation D under the Securities Act. Each of the Initial Purchasers agrees with the Issuers and the Guarantors (as to itself only) that (i) except as would not have a Material Adverse Effect, it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (ii) it has solicited and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Final Memorandum.
     (c) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to Rule 144A; (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S.”
     (d) Each of the Initial Purchasers represents and warrants (as to itself only) that (i) it has not made and will not make any communication in respect of the Securities to any person in the United Kingdom such as would or may constitute an offer of transferable securities to the public for the purposes of Section 102B of the Financial Services and Markets Act 2000, as amended (the “FSMA”) except in accordance with an exemption under Section 86 of the FSMA from the requirement to make an approved prospectus available to the public; (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(l) of the FSMA does not apply.
     (e) Each of the Initial Purchasers understands and acknowledges that the availability of an exemption from registration under the Securities Act of the offer and sale of the Securities depends in part on, and the Issuers and the Guarantors and, for the purposes of the opinions to be delivered to the Initial Purchasers, counsel for the Issuers and the Guarantors and counsel for the Initial Purchasers will rely upon, the accuracy of the foregoing representations and warranties, and each Initial Purchaser hereby consents to such reliance.
          Terms used in this Section 4 and not defined in this Agreement have the meanings given to them in Regulation S.
          5. Covenants of the Issuers and the Guarantors. The Issuers and the Guarantors, jointly and severally, covenant and agree with each of the Initial Purchasers that:
     (a) The Issuers will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Issuers will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Issuers have furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Issuers will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.
     (b) The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under state securities or “Blue Sky” laws of such jurisdictions as the Initial Purchasers may reasonably designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Issuers shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject. The Issuers will promptly advise the Initial Purchasers of the receipt by any Issuer or Guarantor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of paragraph (a) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.
     (d) The Issuers will provide without charge to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.
     (e) For so long as any of the Notes remain outstanding, the Issuers will furnish to the Initial Purchasers, upon the request of the Initial Purchasers, copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or to the holders of the Notes.
     (f) None of the Issuers or any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Securities.
     (g) Except in connection with the Exchange Offer or a Shelf Registration Statement, the Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (h) For so long as any of the Notes remain outstanding, the Issuers will make available upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.
     (i) The Issuers will use their reasonable best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).
     (j) In connection with Notes offered and sold in an offshore transaction (as defined in Regulation S), the Issuers will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.
     (k) During the period of two years after the Closing Date, the Issuers will not, and will use their reasonable efforts to cause their respective Affiliates to not, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

     (l) The Issuers will not for a period of 90 days following the Execution Time, without the prior written consent of Citigroup, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuers or any of their respective Affiliates or any person in privity with any Issuer or any of their respective Affiliate), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by any Issuer (other than the Securities).
     (m) The Issuers will not, directly or indirectly, make bids or purchases for the Securities for the purposes of creating actual, or apparent, active trading in, or of raising the price of, the Securities or engage in any other action designed or which reasonably might be expected to cause or result in the stabilization or manipulation of the price of the Securities.
     (n) The Issuers agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or “Blue Sky” laws of the several states and any other jurisdictions specified pursuant to Section 5(b) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Securities for trading in the PORTAL Market; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder for which provision is not otherwise made in this Section 5. It is understood, however, that except as provided in this Section 5 and Section 6, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connection with any offers they may make.
     (o) So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.
     (p) None of the Issuers, their respective Affiliates, or any person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.
     (q) The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.
     (r) If the Escrow Agreement is executed and delivered by the Issuers, the Issuers shall not, and shall cause their respective Affiliates not to, seek the Release unless the Release is in compliance with the terms of the Indenture and the Escrow Agreement.
     (s) On the Closing Date, the Issuers shall execute the Escrow Agreement and deposit with the Escrow Agent, the Escrow Funds in accordance with the Escrow Agreement.
     (t) Concurrently with the consummation of the Mergers, the Issuers shall cause the Initial Purchasers to receive one or more opinions, dated the date of such closing, from counsel for the EB Guarantors, reasonably satisfactory to the Representatives relating to, authorization, execution and delivery of the Joinder Agreement, authorization, execution and delivery and enforceability of the Supplemental Indenture, and authorization, execution and delivery and enforceability of the EB Guarantees.
          6. Reimbursement of Fees. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because the Agreement is terminated pursuant to clause (i) of Section 11, or because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or comply with any with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Issuers will reimburse the Initial Purchasers severally through Citigroup on behalf of the Initial Purchasers on demand for all reasonable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed sale of the Securities.
          7. Conditions of the Initial Purchasers’ Obligations. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Issuers and the Guarantors contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Issuers and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Issuers and the Guarantors of their obligations hereunder and to the following additional conditions:
     (a) On the Closing Date, the Initial Purchasers shall have received the opinion and negative assurance letter, dated as of the Closing Date and addressed to the Initial Purchasers, of Bryan Cave LLP, counsel for the Issuers and certain of the Initial Guarantors, substantially in the form of Exhibit B hereto.
     (b) On the Closing Date, the Initial Purchasers shall have received opinions, each dated as of the Closing Date and addressed to the Initial Purchasers, of local counsel for each Issuer and Initial Guarantor not covered by the opinion given pursuant to Section 7(a) above, in form and substance reasonably satisfactory to the Initial Purchasers.
     (c) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel llp, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel llp shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.
     (d) The Initial Purchasers shall have received from (i) BDO Seidman, LLP a comfort letter dated the date hereof and a “bring-down” comfort letter dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ comfort letters to initial purchasers and (ii) KPMG LLP a comfort letter dated the date hereof and a “bring-down” comfort letter dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ comfort letters to initial purchasers.
     (e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.
     (f) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Securities shall be eligible for clearance and settlement through DTC.
     (g) The Issuers shall have furnished to the Initial Purchasers a certificate of each Issuer, signed by an executive officer of each Issuer dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any supplements to the Final Memorandum and this Agreement and that:

     (i) The representations and warranties of the Issuers and the Initial Guarantors contained in this Agreement are true and correct on and as of the Closing Date, and the Issuers and the Initial Guarantors have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and
     (ii) Since the date of the most recent financial statements included or incorporated by reference in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).
     (h) On the Closing Date, each of the Registration Rights Agreement, Notes and Guarantees shall have been executed and delivered by the Issuers and the Initial Guarantors.
     (i) On the Closing Date, the Indenture shall have been executed and delivered by the Issuers, the Initial Guarantors and Trustee.
     (j) On the Closing Date, the Escrow Agreement shall have been executed and delivered by the Issuers, the Escrow Agent and Trustee.
     (k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any Issuer’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (c) of this Section 7; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or operations of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).
          If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 7 will be delivered at the office of counsel for the Initial Purchasers, at 80 Pine Street, New York, New York 10005 on the Closing Date.
          8. Indemnification and Contribution.
          (a) The Issuers agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, Final Memorandum or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, Final Memorandum or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein; provided further, however, the indemnity provided for in this Section 8(a) with respect to the Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Initial Purchaser, if (i) the Issuers had previously furnished copies of the Final Memorandum on a timely basis to the Representatives, (ii) a copy of the Final Memorandum (as then amended and supplemented if the Issuers shall have furnished any amendment or supplement thereto) was not sent or given to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and (iii) if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have under this Agreement.
          (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless each Issuer, each of its directors, each of its officers, and each person who controls any Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Issuers by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have under this Agreement. Each Issuer acknowledges that (i) the statements set forth in the last paragraph of the cover page and (ii), under the heading “Plan of Distribution”, the tenth paragraph in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Issuers and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Initial Purchasers on the other hand from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. The relative benefits received by the Issuers on one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuers and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities. If the allocation contemplated by such consideration of the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand is unavailable for any reason, the Issuers and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls any Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each officer and director of any Issuer shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their officers, directors or general partners, the Initial Purchasers or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in

Sections 5(n), 6, 8, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.
          10. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Initial Purchasers) the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of the Floating Rate Notes or the Senior Notes set forth in Schedule II hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or any Issuer or the Guarantors, except as provided in Section 9. In the event of a default by any Initial Purchaser as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five (5) Business Days, as the Initial Purchasers, the Issuers, the Guarantors and their counsel shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuers or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.
          11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuers prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to the Chief Financial Officer (fax no.: (817) 424-2820) and confirmed to it at 625 Westport Parkway, Grapevine Texas 76051, Attention: Chief Financial Officer.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(o) hereof, no other person will have any right or obligation hereunder.
          14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          16. No Fiduciary Duty. The Issuers hereby acknowledge that (a) each of the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Issuers and (b) their engagement of the Initial Purchasers in connection with the offering of the Notes is as independent contractors and not in any other capacity. Furthermore, the Issuers agree that they are solely responsible for making their own judgments in connection with the offering of the Notes (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Issuers on related or other matters).
          17. EB Guarantors. Concurrently with the effectiveness of the Mergers, the Issuers (i) will cause the EB Guarantors to become Guarantors and execute EB Guarantees and (ii) will cause the EB Guarantors to become party to this Agreement and the Registration Rights Agreement by executing a Joinder Agreement. In the event of a breach of this Section 17, each of the Issuers and the Guarantors agree that monetary damages would not be adequate compensation for any loss or damage incurred by such breach and hereby further agrees that, in the event of an action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
          18. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
          “Citigroup” shall mean Citigroup Global Markets Inc.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “NASD” shall mean the National Association of Securities Dealers, Inc.

          “PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.
          “Regulation D” shall mean Regulation D under the Securities Act.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Issuers and Guarantors as shall have executed and delivered this Agreement and the Initial Purchasers.

Very truly yours,

GSC HOLDINGS CORP.

By:

Name:
Title:

GAMESTOP, INC.

By:

Name:
Title:

GAMESTOP CORP.

By:

Name:
Title:

GAMESTOP.COM, INC.

By:

Name:
Title:

MARKETING CONTROL SERVICES, INC.

By:

Name:
Title:

SUNRISE PUBLICATIONS, INC.

By:

Name:
Title:

GAMESTOP BRANDS, INC.

By:

Name:
Title:

GAMESTOP OF TEXAS (GP), LLC

By:

Name:
Title:

GAMESTOP (LP), LLC

By:

Name:
Title:

GAMESTOP TEXAS LP

By:

Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.
CITIGROUP GLOBAL MARKETS INC.

By:

Name:
Title:
For themselves and the other several
Initial Purchasers named in Schedule II
to the foregoing Agreement.

SCHEDULE I-A
INITIAL GUARANTORS

Subsidiary	State of Organization
GameStop Corp.	Delaware
GameStop.com, Inc.	Delaware
Marketing Control Services, Inc.	Virginia
Sunrise Publications, Inc.	Minnesota
GameStop Brands, Inc.	Delaware
GameStop of Texas (GP), LLC	Delaware
GameStop (LP), LLC	Delaware
GameStop Texas LP	Texas

SCHEDULE I-B
EB GUARANTORS

Electronics Boutique Holdings Corp.	Delaware
EB Investment Corp.	Delaware
Electronics Boutique of America Inc.	Pennsylvania
EB Catalog Company, Inc.	Nevada
Elbo Inc.	Delaware
EB Finance Inc.	Delaware
EB International Holdings Inc.	Delaware
EB Games Customer Services, Inc.	Ohio
EB Specialty Services, Inc.	Delaware
EB Sadsbury Second, LLC	Delaware
EB Sadsbury General Partner, LP	Delaware
EB Sadsbury Property Holding LP	Delaware

SCHEDULE II

Aggregate Principal Amount
Initial Purchasers	of Senior Floating Rate Notes
Citigroup Global Markets Inc.	$100,000,000

Banc of America Securities LLC.	100,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	100,000,000

Total	$300,000,000

Aggregate Principal Amount
Initial Purchasers	of Senior Notes
Citigroup Global Markets Inc.	$216,668,000

Banc of America Securities LLC	216,666,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	216,666,000

Total	$650,000,000

EXHIBIT A
[FORM OF]
JOINDER AGREEMENT
          Reference is hereby made to the Purchase Agreement, dated September 21, 2005 (the “Purchase Agreement”), among GSC HOLDINGS CORP., a Delaware corporation (the “Company”), GAMESTOP, INC., a Minnesota corporation (“GameStop” and, together with the Company, the “Issuers”), each of the subsidiary guarantors (the “Initial Guarantors”) listed on Schedule I-A thereto, and the Initial Purchasers named therein, and the Registration Rights Agreement, dated September 28, 2005 (the “Registration Rights Agreement” and together with the Purchase Agreement, the “Agreements”) between the Issuers and the Initial Purchasers named therein. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given them in the Purchase Agreement.
          Each of the undersigned parties hereby unconditionally and irrevocably expressly assumes, confirms and agrees to perform and observe as a Guarantor each and any of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of a Guarantor under both of the Agreements as if it were an original signatory thereto.
          Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as any other undersigned party or the Initial Purchasers may reasonably require to effect the purpose of this Joinder Agreement.
          This Joinder Agreement shall be effective immediately upon consummation of the Mergers.
          This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.
[Signature Page Follows]

          IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement this [          ]th day of [          ], 2005.

ELECTRONICS BOUTIQUE HOLDINGS CORP.
By:
Name:
Title:

EB INVESTMENT CORP.
By:
Name:
Title:

ELECTRONICS BOUTIQUE OF AMERICA INC.
By:
Name:
Title:

EB CATALOG COMPANY, INC.
By:
Name:
Title:

ELBO INC.
By:
Name:
Title:

EB FINANCE INC.
By:
Name:
Title:

EB INTERNATIONAL HOLDINGS INC.
By:
Name:
Title:

EB GAMES CUSTOMER SERVICES, INC.
By:
Name:
Title:

EB SPECIALTY SERVICES, INC.
By:
Name:
Title:

EB SADSBURY SECOND, LLC
By:
Name:
Title:

EB SADSBURY GENERAL PARTNER, LP
By:
Name:
Title:

EB SADSBURY PROPERTY HOLDING LP
By:
Name:
Title:

EXHIBIT B
Form of Opinion of Bryan Cave LLP
Counsel to the Company
          Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that:
          1. Based solely on recently dated good standing certificates from the Secretary of State of the State of Delaware, each of the Company and each Initial Guarantor that is a corporation organized under the laws of the State of Delaware is a corporation validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business as described in the Final Memorandum. Based solely on recently dated good standing certificates from the Secretary of State of the State of Delaware, each Initial Guarantor that is a limited liability company organized under the laws of the State of Delaware is a limited liability company validly existing and in good standing under the laws of the State of Delaware, with all requisite limited liability company power and authority to own its properties and conduct its business as described in the Final Memorandum. Based solely on recently dated good standing certificates from the Secretary of State of the State of Delaware, each Initial Guarantor that is a limited partnership formed under the laws of the State of Delaware is a limited partnership validly existing and in good standing under the laws of the State of Delaware, with all requisite partnership power and authority to own its properties and conduct its business as described in the Final Memorandum.
          2. The execution and delivery by the Company and each Initial Guarantor that is organized or formed under the laws of the State of Delaware (each a “Delaware GameStop Guarantor”) of the Purchase Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement (collectively, the “Note Documents”) and the consummation by the Company and each Delaware GameStop Guarantor of its obligations under the Note Documents are within the Company’s and each Delaware GameStop Guarantor’s corporate, limited liability company or partnership (as the case may be) power and authority, to the extent that the Company and each Delaware GameStop Guarantor is a party to each Note Document.
          3. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Delaware GameStop Guarantor and constitutes the valid and binding obligation of the Company and each Delaware GameStop Guarantor, enforceable against the Company and each Delaware GameStop Guarantor in accordance with its terms.
          4. The Indenture has been duly authorized, executed and delivered by the Company and each Delaware GameStop Guarantor and constitutes the valid and binding obligation of the Company and each Delaware GameStop Guarantor, enforceable against the Company and each Delaware GameStop Guarantor in accordance with its terms.
          5. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each Delaware GameStop Guarantor and constitutes the valid and binding obligation of the Company and each Delaware GameStop Guarantor, enforceable against the Company and each Delaware GameStop Guarantor in accordance with its terms.

          6. The Notes to be issued pursuant to the Indenture have been duly authorized by the Company and, when duly authenticated by the Trustee and issued and delivered by the Company to the Initial Purchasers, in exchange for payment therefor in accordance with the terms of the Purchase Agreement, will constitute the valid and binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms.
          7. The Exchange Notes to be issued pursuant to the Indenture have been duly authorized by the Company and, when duly authenticated by the Trustee and issued and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will constitute the valid and binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms.
          8. The Guarantees by the Delaware GameStop Guarantors have been duly authorized by the Delaware GameStop Guarantors and, when duly issued and delivered by the Delaware GameStop Guarantor in accordance with the terms of the Purchase Agreement and the Indenture, will constitute the valid and binding obligations of the Delaware GameStop Guarantors, enforceable against the Delaware GameStop Guarantors in accordance with their terms.
          9. The Exchange Guarantees by the Delaware GameStop Guarantors have been duly authorized by the Delaware GameStop Guarantors and, when duly authenticated by the Trustee and issued and delivered by the Delaware GameStop Guarantors in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will constitute the valid and binding obligations of the Delaware GameStop Guarantors, enforceable against the Delaware GameStop Guarantors in accordance with their terms.
          10. Each of the Merger Agreement and Note Documents conform, and the ABF Agreement will conform, in all material respects to the description thereof contained in the Offering Memorandum.
          11. Neither the Company nor any Delaware GameStop Guarantor is, nor will it be upon the issuance of the Securities and the application of the proceeds therefrom as set forth under the caption “Use of Proceeds” in the Final Memorandum, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          12. The execution and delivery by the Company and the Delaware GameStop Guarantors of the Note Documents and the consummation by the Company and the Delaware GameStop Guarantors of their respective obligations thereunder (to the extent each is a party thereto) do not result in (a) any violation by the Company and the Delaware GameStop Guarantors of (i) any of their respective charters, bylaws or other constitutive documents, (ii) any provision of applicable law (other than state securities and blue sky laws, as to which we express no opinion and except that any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations) that we, based on our experience, recognize as applicable to the Company and the Delaware GameStop Guarantors in a transaction of this type, or (iii) to our knowledge, any order, writ, judgment or decree of any U.S. federal, State of New York or State of Delaware court or governmental authority or regulatory body having jurisdiction over the Company or any of its subsidiaries or any of their material properties, or (b) a breach or default or require the creation or imposition of any security interest or lien upon any of the Company’s or any Delaware GameStop Guarantor’s properties pursuant to any material agreement, contract or instrument to which the Company or any Delaware GameStop Guarantor is a party that are listed as exhibits to GameStop Corp.’s most recent Annual Report on Form 10-K and Annual Report on Form 10-K/A.
          13. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 of the Purchase Agreement, no consent, approval, authorization or other action by, and no notice to or filing with, any U.S. federal, State of New York or State of Delaware governmental authority or regulatory body is required for the due execution, delivery and consummation by the Company and the Delaware GameStop Guarantors of their respective obligations under the Purchase Agreement, except for (a) such as may be required under state securities laws (with respect to which we express no opinion), (b) such consents, approvals, filings or registrations that have been obtained or made on or prior to the date hereof and are in full force and effect and (c) the filings and other actions required with respect to the registration of the Exchange Notes and Exchange Guarantees pursuant to the Securities Act and the rules and regulations thereunder.
          14. Except as referred to in the Final Memorandum, we hereby confirm to you that, to our knowledge, no action or proceedings against the Company or any of the Delaware GameStop Guarantors are pending or overtly threatened by written communication before any U.S. federal, State of New York or State of Delaware court, governmental authority or arbitrator which relate to the Note Documents or which would reasonably be expected to have a Material Adverse Effect.
          15. The statements in the Final Memorandum under the captions “Description of Other Indebtedness” and “Certain United States Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of the terms and provisions of the documents or matters of law referred to therein, are accurate in all material respects.
          16. Assuming the accuracy of the representations and warranties of the Company and the Guarantors set forth in Section 2 of the Purchase Agreement and of the Initial Purchasers in Section 4 of the Purchase Agreement, the due performance by the Company, the Guarantors and the Initial Purchasers of the covenants and agreements set forth in Section 5 of the Purchase Agreement, compliance by the Initial Purchasers with the offering and transfer procedures described in the Final Memorandum, and compliance by the Initial Purchasers with applicable federal and state securities laws and regulations in connection with the initial resale of the Securities, it is not necessary in connection with (i) the offer, sale and delivery of the Securities by the Company to the Initial Purchasers pursuant to the Purchase Agreement and the Final Memorandum or (ii) the resales of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement, to register the Notes under the Securities Act (it being understood that no opinion is being expressed as to any subsequent resale of any security) or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.
          During the preparation of the Preliminary Memorandum and the Final Memorandum, we have participated in conferences with officers and other representatives of the Issuers,

representatives of the independent accountants for the Issuers and you and your representatives and counsel, at which conferences the contents of the Preliminary Memorandum and the Final Memorandum and related matters were discussed, reviewed and revised. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of such contents, and, except as set forth in paragraph 14 above, have not made any independent investigation thereof, on the basis of the information which was developed in the course thereof, considered in light of our understanding of applicable law and the experience we have gained through our practice thereunder, this is to advise you that nothing has come to our attention which causes us to believe that, at any time from the date of the Final Memorandum through the date hereof, the Final Memorandum (except as to financial statements and related notes, the projections and other financial, statistical and accounting data and supporting schedules included therein or omitted therefrom, as to which we express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.